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                                                                     EXHIBIT 2.1

                          ASSET PURCHASE AGREEMENT


     THIS AGREEMENT is made this 30th day of June, 1997, by and among Autocam-Pax, Inc., a Michigan corporation (the "Buyer"), and Hamilton-Pax, Inc., an Illinois corporation, Dowagiac Manufacturing Company, Inc., a Michigan corporation, and Edmund C. Laue, sole Trustee of the Edmund Charles Laue Trust under Agreement dated February 25, 1986, an Illinois Trust (herein individually a "Seller" and together the "Sellers") and Edmund C. Laue, sole Trustee of the Edmund Charles Laue Trust under Agreement dated February 25, 1986, an Illinois Trust, being the sole shareholder of the corporate Sellers (the "Shareholder"). The corporate Sellers are sometimes referred to separately from the other Sellers as the "Corporate Sellers.").

                                  RECITALS

     The Corporate Sellers are engaged in the metal machining business with manufacturing operations at 201 and 605 Percy Street, Dowagiac, Michigan and 348 Huntington Road, Gaffney, South Carolina, and administrative offices and manufacturing operations at 3745 North Kedzie Avenue in Chicago, Illinois (the "Business"). The Buyer desires to purchase, and the Sellers desire to sell, the Business and substantially all of the non-cash assets of the Sellers used in connection with the Business upon the terms and conditions herein set forth.

     NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

     IT IS HEREBY AGREED AS FOLLOWS:


                                  AGREEMENT

                                  ARTICLE I

                         PURCHASE AND SALE OF ASSETS

     1.1 Purchased Assets. Subject to the terms and conditions herein set forth, the Buyer hereby purchases and the Sellers hereby sell and transfer to the Buyer, the Business and all of the Sellers' assets and properties and other claims, rights and interests of every kind and description, real, personal and mixed, tangible and intangible, and wherever situated, used in or related to the Business, except only the assets excluded pursuant to Section 1.2 hereof, all as the foregoing may exist as of the Closing Date (hereinafter, all of such assets and properties are referred to as the "Purchased Assets"). The Purchased Assets shall include, without limitation, the following:

     (a) All inventories of whatever kind, including, without limitation, finished goods, work-in-process, goods in transit (i.e., inventories purchased by, but not delivered to Sellers) and raw materials (the "Inventories");

     (b) All trade and other accounts receivable, all notes receivable (including any security held by the Sellers for payment thereof) and all other amounts receivable (the "Receivables");

     (c)      All prepaid expenses, advance payments and deposits
              (the "Prepaid Expenses");

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          (d)  All land, buildings, improvements, fixtures and
               appurtenances thereto, including the real estate commonly known as 201 and 605 Percy Street, Dowagiac, Michigan and 348 Huntington Road, Gaffney, South Carolina, the legal description of which is described on Exhibit 1.1(d) attached hereto (the "Real Estate");

          (e) All equipment, including, without limitation, building, maintenance, office or manufacturing equipment, machinery, tools, tooling, dies, molds, fittings, patterns, stampings, prototypes, parts, components, projects in process, furniture, fixtures and fixed assets, including, without limitation, those items listed on Exhibit 1.1(e) attached hereto (the "Equipment");

          (f) All motor vehicles including, without limitation, those listed on Exhibit 1.1(f) attached hereto (the "Vehicles");

          (g) All rights of the Sellers pursuant to leases, contracts, purchase orders, sales orders, insurance policies and other agreements, documents and instruments whatsoever and rights to refunds (the "Contracts");

          (h) All right, title and interest (including the right to sue for past infringements) in and to intellectual property, or intangible property rights, including, without limitation, all patents and applications therefor, unpatented inventions, trademarks, trade names, service marks, copyrights, applications for and registrations of any of the foregoing, know-how, trade secrets, formulas and technical information and the goodwill associated with any and all of the foregoing throughout the world (the "Intellectual Property");

          (i) All governmental and non-governmental licenses, permits, authorizations, consents and indulgences except as related solely to the Chicago premises (the "Permits");

          (j) All manufacturing, delivery, office and other supplies;

          (k) All warranty rights, express or implied, guaranty rights, causes of actions, judgments and claims and similar rights of the Seller against vendors, suppliers, designers, architects, engineers or other third parties;

          (l) All lists of customers, suppliers, vendors and sources; all books, records, journals, computer software and files; all information, plans, blueprints, engineering data, drawings, sales and promotional materials, and telephone and telecopier numbers and listings, environmental reports, and asset appraisals except as related solely to the Chicago premises (the "Miscellaneous Assets").

     1.2 Excluded Assets. The Purchased Assets shall not include, and the Sellers shall retain, the following assets:

               (a)  Cash;

               (b)  Invested funds, precious metals
                    and marketable securities (including, without limitation, Treasury bills, certificates of deposit, stock and commercial paper);

               (c)  The Sellers' rights under this Agreement;

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                    (d)  [Omitted intentionally];

                    (e)  The Corporate Sellers' minute
                         books, stock record books and corporate franchise and tax returns;

                    (f)  Sellers' Real Estate commonly
                         known as 3745 North Kedzie Avenue, Chicago, Illinois;

                    (g)  The following described automobiles:

                         (i)    1995 Cadillac DeVille
                                VIN 1G6KF52Y3SU205138


                         (ii)   1996 GMC Suburban Carryall
                                VIN 1GDFK16R6TJ726195

                         (iii)  1993 Homemade Trailer
                                VIN TD 108875


                    (h)  Receivables from Charles Laue,
                         Ltd., a Canadian entity, in the amount of $20,000.

                    (i) All personal property located at the Chicago property and not listed on Exhibit 1.1(e) other than Inventories.

                    (j) All the rights of Charles E. Laue (and any person, firm, association, trust, venture or corporation in which he is engaged or interested) in and to that certain invention (and the related body of know-how, trade secrets, formulas and technical information) known as the uni-rod and described, defined and referred to in U.S. Patent No. 4,901,426.

                    (k) The deposit of $35,000 with Geneva Financial
                    Corporation.

     1.3 Closing. The closing (the "Closing") of the purchase and sale of the Business and the Purchased Assets shall take place upon the execution hereof (the "Closing Date").

     1.4            Assets Not Assignable.

                    (a) To the extent that any interest in the Contracts, Permits or other assets, properties, rights or interests comprising a part of the Purchased Assets is not capable of being assigned, transferred or conveyed without the consent, waiver or authorization of a third person (including a governmental, regulatory or administrative authority), or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach of any of the Contracts, Permits or other assets, properties, rights or interests, or a violation of any law, statute, decree, rule, regulation or other governmental edict or is not immediately practicable or would be deemed ineffective, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (such interests being hereinafter collectively referred to as "Restricted Interests"). The entire beneficial interest in any Purchased Assets subject to a restriction as described above, and any other interest in such Purchased Assets which are transferable notwithstanding such restriction, shall be transferred from the Sellers to the Buyer as provided in this Section 1.4.


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                    (b) Anything in this Agreement to the contrary
notwithstanding, the Sellers shall not be obligated to transfer to the Buyer any Restricted Interests without the Buyer or the Sellers first having obtained all consents, waivers and authorizations necessary for such transfers. In consultation with the Buyer as to the practicalities of proposed actions, the Sellers shall use their best efforts to assist the Buyer in obtaining such consents, waivers and authorizations and to resolve any impracticalities of assignment referred to in Section 1.4(a) hereof.

                    (c) To the extent that the consents, waivers and authorizations referred to in Section 1.4(a) hereof are not obtained by the Buyer or the Sellers, or until the impracticalities of transfer referred to therein are resolved, the Sellers shall use their best efforts to (i) provide to the Buyer, at the request of the Buyer and at the Sellers' expense, the benefits of any Restricted Interests, (ii) cooperate in reasonable and lawful arrangements designed to provide such benefits to the Buyer and (iii) enforce, at the request of the Buyer for the account of the Buyer at Sellers' expense, any rights of the Sellers arising from any Restricted Interests (including the right to elect to terminate in accordance with the terms thereof upon the advice of the Buyer).

                    (d) Nothing in this Section 1.4 shall serve as, or be relied upon as, a basis for (i) a reduction in the amount of the Purchase Price to be paid by the Buyer to Sellers at the Closing or (ii) a failure to effectuate a transfer to Buyer at the Closing of possession and title to the Owned Real Estate, Inventories, Receivables, Prepaid Expenses, Equipment, Vehicles, Intellectual Property and Miscellaneous Assets.

     1.5 Retention of Business Records. The Buyer shall retain for a period of at least 6 years all of the records of the Business included within
Section 1.1 hereof, and shall provide the Sellers access to the same during normal business hours for the purpose of inspecting, reviewing and copying the same; provided, that following the expiration of such 6-year period, the Buyer may dispose of any of such records which it no longer desires to retain if the Buyer first shall have notified the Sellers in writing of such proposed disposition and allowed the Sellers the opportunity to take possession of the records proposed to be disposed of by the Buyer. The Sellers shall retain for a period of 6 years all of the items described in Section 1.2(e) hereof, and shall provide the Buyer access to the same during normal business hours for the purpose of inspecting, reviewing and copying the same; provided, that following the expiration of such 6-year period, the Sellers may dispose of any of such items which it no longer desires to retain if the Sellers first shall have notified the Buyer in writing of such proposed disposition and allowed the Buyer the opportunity to take possession of the records proposed to be disposed of by the Sellers.

     1.6 Customer Tooling. Corporate Sellers have in their possession production tooling in which some ownership interest may be asserted by third party customers set out on Exhibit 1.6. Corporate Sellers have not been notified that any such tooling is to be transferred to any other party within the 12-month period following the date hereof and closing hereof shall constitute delivery by Corporate Sellers and acceptance of possession by Buyer thereof.


                                 ARTICLE II

                         CONSIDERATION FOR TRANSFER

     2.1 Purchase Price. The purchase price (the "Purchase Price") for the Purchased Assets shall be Seventeen Million Five Hundred Thirteen Thousand Seven Hundred Fifty-six Dollars ($17,513,756.00) plus the Buyer's assumption of the Assumed Liabilities, as hereinafter defined, subject to adjustment as provided in Section 2.3 hereof.

     2.2 Payment of the Purchase Price. The Purchase Price shall be paid at the Closing as follows:


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                    (a) The Buyer shall pay One Million Dollars ($1,000,000.00)
to Comerica Bank acting as the escrow agent (the "Escrow Agent") by wire transfer of immediately available funds. The Escrow Agent shall receive, hold and disburse such funds from the escrow (the "Escrow") pursuant to the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit 2.2(a) (the "Escrow Agreement") as agreed upon by the parties.

                    (b) The Buyer shall execute and deliver to the Sellers an Assumption Agreement in the form attached hereto as Exhibit 2.2(b) assuming the Assumed Liabilities defined below.

                    (c) The Buyer shall pay the Sellers, by wire transfer of immediately available funds to such account or accounts as are designated by the Sellers, an amount equal to Sixteen Million Five Hundred Thirteen Thousand Seven Hundred Fifty-six Dollars ($16,513,756.00).

     2.3            Post-Closing Adjustment to Purchase Price.

                    (a) Purchase Price Adjustment. The Purchase Price shall be reduced dollar for dollar by the amount that the consolidated Net Asset Value (as hereinafter defined) of the Sellers determined as of the Closing Date is less than Five Million Two Hundred Ninety-one Thousand Four Hundred Four Dollars ($5,291,404) (the "Purchase Price Adjustment") and shall be increased by the amount of any deposit advanced by Sellers with respect to Hamilton-Pax, Inc., Purchase Order No. 45885, issued to Dixon Automatic Tool, Inc., which is unreimbursed to Sellers by Bosch Braking Systems Corporation pursuant to its Purchase Order No. S034315. The amount of any such Purchase Price Adjustment, plus interest thereon as hereinafter provided, shall be paid to the Buyer first from the Escrow (to the extent of funds deposited in the Escrow) and the balance, if any, by the Sellers, in cash.

                    (b) Net Asset Value. For purposes of this Section, the term "Net Asset Value" means the (i) amount of the aggregate net book value of the Inventories, the Receivables (net of the reserve for doubtful or uncollectible accounts as set forth on the Closing Balance Sheet, as hereinafter defined), the Prepaid Expenses, the Real Estate which is owned by the Corporate Sellers (net of depreciation prior to September 30, 1996), the Equipment (net of depreciation prior to September 30, 1996), and the Vehicles less (ii) the net book value of the trade payables, accrued liabilities, deferred compensation and accrued bonuses for the balance sheet line items set out on Exhibit 2.3(b) for September 30, 1996, all as reflected on the Closing Balance Sheet as of the Closing Date, as hereinafter defined.

                    (c) Closing Balance Sheet. The Buyer shall prepare and cause Deloitte & Touche (the "Buyer's Accountants") to audit a determination of the consolidated Net Asset Value of Sellers as of the close of business on the Closing Date (the "Closing Balance Sheet"). For purposes of measuring the carrying value of any element of the Closing Balance Sheet, the assets and liabilities referred to above will be presented as though the transactions contemplated herein had not occurred and in accordance with generally accepted accounting principles consistently applied ("GAAP"). To the extent applicable to GAAP, Sellers' accounting policies shall be used in applying GAAP for this purpose. The Closing Balance Sheet shall be examined by a firm of independent certified public accountants selected by the Sellers (the "Sellers' Accountants"). In connection with the preparation of the Closing Balance Sheet, a physical count of the Corporate Sellers' inventory shall be taken on the Closing Date and the Buyer's Accountants and the Sellers' Accountants shall be present to observe the count. The Sellers' Accountants may audit the work papers used in the preparation of the Closing Balance Sheet, and the Sellers shall make available to the Buyer's Accountants, subject to such conditions as required by such accountants, all work papers or other documents and information as may be reasonably requested. As soon as possible after the Closing, but in no event later than sixty (60) days after the Closing, the Buyer shall deliver to the Sellers a draft copy of the Closing Balance Sheet. Within thirty (30) days of receipt thereof, the Buyer and the Sellers shall meet (if necessary) in an attempt to stipulate to the Purchase Price Adjustment described in Section 2.3(a) hereof (or stipulate to such portion thereof with respect to which there is no dispute) and, if and to the extent so stipulated, to prepare, jointly execute and deliver written instructions to the Escrow Agent instructing the Escrow Agent to disburse to the Buyer from the Escrow the amount of such Purchase Price Adjustment,

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plus interest thereon as hereinafter provided, and, if necessary, to effectuate a cash payment by the Sellers to the Buyer of such Purchase Price Adjustment plus interest as is in excess of available funds in the Escrow. Any such Purchase Price Adjustment shall bear simple interest. If Buyer and Sellers determine that there is no Purchase Price Adjustment, they shall prepare, jointly execute and deliver written instructions to the Escrow Agent instructing the Escrow Agent to disburse the entire balance of the Escrow to the Sellers. The presentation of assets and liabilities on and for the purposes of the Closing Balance Sheet shall not be affected by the allocation of the Purchase Price as contemplated by Section 2.4 hereof nor by any appraisal or reappraisal made or caused to be made by or at the direction of any party.

                    (d) Dispute Resolution. If the Sellers and the Buyer cannot stipulate to the amount, if any, of the Purchase Price Adjustment within the 30-day period referenced above, the matter with respect to which no stipulation can be reached shall be submitted to and resolved by arbitration as provided in Section 10.5 hereof. Upon receipt of the arbitrator's determination, the Sellers and the Buyer shall immediately comply therewith.

     2.4 Purchase Price Allocation. The parties acknowledge and agree that the Purchase Price was negotiated and concluded on the basis of the component prices set forth on Exhibit 2.4 attached hereto in accordance with the respective fair market values of the Purchased Assets. The parties agree to report and allocate, for all federal, state and local tax purposes (including IRS Form 8594), the Purchase Price as so allocated and will not take any inconsistent or contrary position therewith for any other purpose. The allocation of the Purchase Price shall not affect the presentation of assets and liabilities on the Closing Balance Sheet, nor shall it affect the Purchase Price Adjustment contemplated by Section 2.3, above.

     2.5 Prorations. The following prorations shall be made and reflected on the Closing Balance Sheet:

                    (a) Personal property taxes for the Purchased Assets for 1997 shall be prorated on the Closing Date based upon the taxes assessed for 1997; but if the taxes assessed for 1997 are not known on the Closing Date, such taxes shall be prorated based upon the taxes assessed for 1996 and which proration shall be adjusted within five (5) days after the 1997 tax assessment and rate shall become available, with appropriate payment in cash to be made by Buyer or Sellers within fifteen (15) days of notice by the other party.

                    (b) Real estate taxes for the Real Estate for 1997 shall be prorated on the Closing Date based upon the taxes assessed, and as though paid in advance.

                    (c) If final readings are not obtained for any utility services, such as gas, electricity, water or sewer, the charges therefor shall be prorated on a daily basis.



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                                 ARTICLE III

                                 LIABILITIES

     3.1 Assumed Liabilities; Executory Contracts. The Buyer agrees to assume, pay, perform and discharge when and as due (a) those liabilities of the Sellers described on Exhibit 3.1-A attached hereto, (b) all of the written obligations of the Sellers under the agreements listed on Exhibit 3.1-B attached hereto, which are to be performed, under the terms of such agreements, on or after the Closing Date and any additional payment obligation not on
Exhibit 3.1-B the benefit of which is actually received by Buyer, but as to any payment obligation, only to the extent that the payment is for goods, services or other types of consideration that are delivered, performed or provided on or after the Closing Date, and further provided that the Buyer shall not assume any obligation to the extent the existence thereof violates or is in breach of any of the representations, warranties and covenants of a Seller or the Shareholder in this Agreement, and (c) liabilities arising in the ordinary course of business for which a claim is first made within three years after the Closing and are not included on Exhibit 3.1-A but does not exceed $25,000 for any single liability or series of related liabilities (the "Assumed Liabilities").

     3.2 Non-Assumption of Liabilities. Except only as provided in Sections 3.1, 3.3, and 8.2(c) hereof, the Buyer shall not assume, pay, perform, discharge, or accept and Sellers shall remain unconditionally liable for any liabilities, debts or obligations of the Sellers of any kind whatsoever, whether actual, contingent, accrued, known or unknown, including, without limitation, any relating to taxes, employee compensation, pension, profit-sharing, vacation (earned or accrued), health insurance, disability insurance or other employee benefits programs, worker's compensation, breach or negligent performance of any contract, or breach of warranty relating thereto, liabilities resulting from breach of contract, torts, illegal activity, unlawful employment or business practice or any other liability or obligation whatsoever. All such non-assumed liabilities, debts and obligations shall remain the responsibility of the Sellers who shall pay and discharge the same when and as due.

     3.3 Labor Relations; Pension Plan. The Buyer shall assume, honor and accept the collective bargaining agreements set out on Exhibit 3.1-B relating to certain of the Corporate Sellers' employees. In so doing, the Buyer shall also recognize and deal with (a) the United Steelworkers of America, AFL-CIO-CLC, as to certain of the employees of Dowagiac Manufacturing Company, Inc. and (b) the United Steelworkers of America, AFL-CIO-CLC, and its Local Union No. 3056 as to certain of the employees of Hamilton-Pax, Inc. as the authorized representative of said employees for purposes of collective bargaining. Buyer shall not assume, honor or accept any other collective bargaining agreement or recognize any other collective bargaining representative related to Sellers' employees or any other pension or welfare benefit plan of the Sellers except as required by Section 6.3, hereof.


                                 ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND SHAREHOLDER

     In order to induce the Buyer to enter into this Agreement, the Sellers and the Shareholder, jointly and severally, make the following representations and warranties.

     4.1 Subsidiaries. The Sellers own no stock or other securities (other than ownership of less than three percent (3%) of the stock or securities of a corporation whose shares are listed on a nationally recognized securities exchange or are traded over-the-counter, and which stock or securities are held by the Sellers solely as an investment) nor have any investment in any corporation, joint venture, partnership or other business enterprise and in the case of the Shareholder, only, which is in any way related to the Business of the Corporate Sellers (collectively, the "Subsidiaries"; individually, a "Subsidiary"), except as set forth on the disclosure schedule attached hereto and incorporated herein (the

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"Disclosure Schedule") [any matter described on the Disclosure Schedule shall be set forth with reference to each separate Section of this Agreement to which the matter relates].

     All references in this Agreement to the Sellers, their business, assets or condition (financial or otherwise) and all references to documents, instruments or other agreements to be delivered at Closing shall mean and include the Sellers and each Subsidiary required to be set forth on the Disclosure Schedule, unless the context clearly and specifically limits the meaning solely to the "Sellers."

     4.2 Organization and Qualification. Each Corporate Seller is a corporation duly organized and validly existing under the laws of the state of organization indicated above, have filed with such states the most recent reports required to be filed by them and have not filed articles of dissolution. The Corporate Sellers are qualified to transact business as a foreign corporation or organization in the jurisdictions set forth on the Disclosure Schedule, and neither a Corporate Seller nor any such Subsidiary is otherwise required to be so qualified in any other jurisdiction.

     4.3 Conflicting Obligations; Consents. The execution and delivery of this Agreement do not, and the consummation of the sale and purchase of the Purchased Assets and the Business contemplated hereby will not: (a) conflict with or violate any provisions of the articles or certificate of incorporation, Bylaws or other organizational document of any Seller or any Subsidiary; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which any Seller or Shareholder is subject or to which any Seller or Shareholder is a party; or (c) violate any restriction or limitation, or result in the termination or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which any Seller or the Shareholder is bound or has. Except as set forth on the Disclosure Schedule, no third-party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order to enable the Buyer to enjoy the benefits of any contracts, agreements, instruments, documents, leases, licenses, permits, indentures or rights of the Sellers in accordance with their existing terms.

     4.4 Enforceability. This Agreement and all other agreements of the Sellers or the Shareholder contemplated hereby are or, upon the execution and delivery thereof will be, the valid and binding obligations of the Sellers and the Shareholder, respectively, enforceable against them in accordance with their terms.

     4.5 Authorization. The Sellers and the Shareholder have all necessary power and authority to enter into and perform the transactions contemplated hereby in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Sellers of each of their obligations contained herein, have been duly approved by the Sellers' respective Board of Directors, shareholders and trustees.

     4.6 Financial Statements. Attached to the Disclosure Schedule are complete copies of the financial statements (balance sheets and statements of earnings, stockholders' equity and cash flow) of each Corporate Seller for the fiscal year of each of the Corporate Sellers ending December 31, 1996 compiled by an independent certified public accountant (collectively, the "Financial Statements"). The balance sheets of each of the Corporate Sellers for the period ending December 31, 1996 hereinafter is referred to as the "Latest Balance Sheet." The Corporate Sellers' books and records of accounts accurately reflect all of the assets, liabilities, transactions and results of operations of the Sellers, and the Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements have been prepared in accordance with regularly accepted accounting principles maintained and applied on a consistent basis throughout the indicated periods, and fairly present the financial condition and results of operation of each Corporate Seller at the dates and for the relevant periods indicated. True and correct copies have been delivered to Buyer of all written reports submitted to a Corporate Seller or the

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Shareholder by the Sellers' accountants since January 1, 1994 relating to the findings of examination of or reports on the books and records of either Corporate Seller.

     4.7        Real Property; Leases.

                (a) Good Title; Condition. The Disclosure Schedule sets forth a true and correct legal description of all real properties owned by each Seller other than the real property known as 3745 North Kedzie Avenue, Chicago, Illinois (the "Owned Real Estate") and an accurate summary description of all real properties leased or rented by each Seller (the "Leased Real Estate") utilized in the Business since January 1, 1996 other than the Owned Real Estate. The Sellers have good and marketable fee simple title to all Owned Real Estate (including buildings, structures and fixtures thereon or attached thereto), and have good and marketable leasehold title to all Leased Real Estate (including buildings, structures and fixtures thereon or affixed thereto), in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature whatsoever, except for the Permitted Encumbrances, as hereinafter defined, and any other encumbrances set forth on the Disclosure Schedule. "Permitted Encumbrances" means municipal and zoning ordinances; recorded easements, covenants and restrictions provided the same do not prohibit or materially interfere with the present use, or materially affect the present value, of the Real Estate; and general taxes levied on or after January 1, 1997 and not yet due or payable. Except as set forth on the Disclosure Schedule, all buildings, structures and other improvements on the Owned Real Estate are in such condition and state of repair as is adequate for the present conduct of the Business and within the lot lines and do not encroach on the properties of any other person. Except as set forth on the Disclosure Schedule or the Site Assessments, the use and operation of the Owned Real Estate and Leased Real Estate conform to all applicable building, zoning, safety, and other laws, statutes, ordinances, rules, regulations, codes, licenses, permits, and all other restrictions and conditions. Except as set forth in the Disclosure Schedule, no portion of any of the Owned Real Estate or Leased Real Estate is located in a flood plain, flood hazard area or designated wetlands area. The Sellers have not received any written or oral notice of, nor does any Seller or the Shareholder know of any, assessments for public improvements against the Owned Real Estate or Leased Real Estate or any written or oral notice or order by any governmental, regulatory or administrative authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that: (i) relates to violations of building, safety or fire ordinances or regulations; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. There are no arrangements for the deferral of taxes or assessments for any of the Owned Real Estate. There is no condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the aforesaid Owned Real Estate or Leased Real Estate pending or, to the knowledge of any Seller and the Shareholder, threatened. Those public utilities (including water, gas, electric, storm and sanitary sewage, and telephone utilities) required to operate the facilities of the Sellers are available to such facilities, and such utilities enter the boundaries of such facilities through adjoining public streets or easement rights-of-way. Such public utilities are all connected pursuant to valid licenses or permits, are all in good working order and are adequate to service the operations of such facilities as currently conducted and permit full compliance with all requirements of law.

                (b) Leased Real Estate. Each parcel of the Leased Real Estate is the subject of a written lease agreement, and there are no oral terms or past practices inconsistent with the written terms thereof. All such leases are valid and binding agreements, enforceable in accordance with their respective terms, and are in full force and effect. The Sellers have performed all obligations required to be performed by it to date under each such lease and is not in breach or default in any respect thereunder, and there has been no event which, with the giving of notice or the lapse of time or both, would become a breach or default thereunder. To the knowledge of the Sellers and the Shareholder no lessor or landlord to any of such leases is in breach or default thereunder.

                (c) Capital Expenditures and Repairs. The Owned Real Estate and Leased Real Estate are adequate for the present conduct of the Sellers' Business, and, except as set forth on the

Disclosure Schedule, the Sellers have no present plan to purchase or lease any other real estate so as to be able to continue the Corporate Sellers' Business as presently conducted or presently planned to be conducted in the future. Except as set forth on the Disclosure Schedule, no capital expenditures relating to the Owned Real Estate or Leased Real Estate (excluding only normal maintenance and repair made consistently with past practice and which are required to be expensed for federal income tax purposes) suggested or required by any applicable governmental, administrative or regulatory authority or insurer, in the next twelve (12) months in an amount exceeding $25,000.00 are necessary to carry on the Business of the Sellers as it is presently conducted, nor are any such expenditures planned.

     4.8 Personal Property; Good Title; Condition. Except for such personal property as has been disposed of in the ordinary course of the Corporate Sellers' Business since the date of the Latest Balance Sheet, the Sellers own good and marketable title to all property which they purport to own in conjunction with and which is actively used in the Business (including but not limited to that reflected on the Latest Balance Sheet), as well as all property acquired by the Corporate Sellers since the date of the Latest Balance Sheet. All of such personal property which is actively used in the Business reflected on the Latest Balance Sheet is actually on hand, increased and decreased, respectively, by acquisitions and dispositions of such property in the ordinary course of business since the date of the Latest Balance Sheet.
All such property which is actively used in the Business is in such condition and state of repair as is adequate for the present conduct of the Business, and is owned by the Corporate Sellers free and clear of all security interests, including any conditional sale or other title retention agreements, liens, claims, charges, pledges, exceptions, and defects of title and other encumbrances of any kind, except as otherwise set forth on the Disclosure Schedule. All tangible personal property of the Corporate Sellers is located upon the Corporate Sellers' premises, except as otherwise set forth on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, no capital expenditures relating to personal property (excluding only normal maintenance repairs made consistently with past practice and which are required to be expensed for federal income tax purposes) or remediations suggested or required by any applicable governmental, administrative or regulatory authority or insurer, in the next twelve (12) months in an amount exceeding $25,000.00 in the aggregate are necessary to carry on the Business of the Sellers as it is presently conducted, nor are any such expenditures planned.

     4.9 Receivables. All of the accounts and notes receivable of the Corporate Sellers reflected on the Latest Balance Sheet, and all other accounts and notes receivable arising from and after the date of the Latest Balance Sheet through the Closing Date (collectively, the "Receivables") arose and will arise solely from bona fide transactions in the ordinary course of business, and no portion of the Receivables is or will be subject to counterclaim or set-off or is or will be otherwise in dispute. All of the Receivables are and as of the Closing Date will be good and collectible in full, and will be collected within ninety (90) days following the Closing Date. At the request of the Buyer, the Sellers will deliver a true and correct aging list of Receivables, specifying the date of each original invoice and current payment status of all Receivables. Buyer's inability to collect all or any part of a Receivable as a consequence of a customer claim, debt, charge-back, return or similar item asserted after the Closing, which is not assumed by Buyer and would be collectible from Sellers under Article VIII below by reason of the various limits there having been exceeded, shall not be deemed a breach of or inaccuracy in any representation or warranty contained in this Section 4.9.

     4.10 Inventory. The Inventories of the Sellers consists solely of raw materials, supplies, work-in-process and finished goods and has been valued at the lower of cost or market. Such Inventories as carry a value on the books of the Corporate Sellers are usable and salable at prices provided by current customer purchase orders within customary time periods in the ordinary course of the Corporate Sellers' Business and contains no material amount of slow-moving, obsolete or damaged items. Such inventory which consists of work-in-process is being completed on schedule and there are no forfeitures, chargebacks or penalties which have been or will be incurred due to the failure of the Corporate Sellers to complete the work-in-progress in a timely manner. The values at which Inventories are reflected on the Financial Statements have been determined on a FIFO basis in accordance with regularly accepted accounting principles consistently applied for all periods, with appropriate writedowns for slow-moving, obsolete and damaged merchandise. None of the Inventories have been consigned to others, nor is any consigned to the Sellers. The Inventories are located at the addresses set forth in the recital. Such Inventories are sufficient and adequate for, but are not in excess of the level appropriate to, the customary conduct of the Sellers' Business as it previously has been conducted.

     4.11 Intellectual Property. The Disclosure Schedule lists (or, in the case of trade secrets and secret processes, generally describes) all of the
(a) patents and patent applications, (b) trademarks, trade names and applications therefor and service marks, copyrights and copyright registrations used, employed or intended to be used or employed by each Seller in the Business (hereinafter referred to as the "Intellectual Property"). The indicated Seller owns (or has valid and enforceable rights to use) all of the Intellectual Property listed on the Disclosure Schedule, and such listed Intellectual Property is all that which is necessary to conduct the Sellers' Business or presently conducted. The Disclosure Schedule lists for each item of Intellectual Property owned by the Seller and which is registered with any foreign, federal or state agency or office, the registration number thereof, the date of registration and the agency or office where so registered. Except as otherwise described on the Disclosure Schedule, the indicated Seller is the sole owner of all right, title and interest in Intellectual Property which it purports to own and, with respect to Intellectual Property licensed by the Sellers, the Sellers have valid, binding and enforceable rights to use such Intellectual Property. There are no interference, opposition or cancellation proceedings pending or, to the knowledge of the Sellers and the Shareholder, threatened against the Sellers or the Intellectual Property. The use of the Intellectual Property does not infringe upon the rights of any third party. No claim, suit or action is pending or, to the Sellers' and the Shareholder's knowledge, threatened alleging that any Seller is infringing upon the intellectual property rights of others.

     4.12       Insurance.

                (a) General. The Disclosure Schedule lists and contains a description of each policy of insurance owned or held by the Sellers currently in effect in conjunction with the Business (including without limitation, policies for fire and casualty, liability, worker's compensation, business interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, policy number, deductible limits and any pending claim in excess of $1,000, whether or not covered by insurance (the "Insurance"). True and complete copies of each policy of Insurance have been previously delivered to Buyer. The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by any Seller with respect to any such policy. The Insurance is sufficient for compliance with all requirements of law and with all agreements to which a Seller is a party. The policies evidencing the Insurance are valid, outstanding and enforceable policies subject to the terms and conditions contained therein, and there has not occurred any act or omission of a Seller which could result in cancellation of any such policy prior to its scheduled expiration date. No Seller has received any notice from or on behalf of any insurance carrier issuing any such policy that: (i) insurance rates will hereafter be substantially increased; (ii) that there will hereafter be no renewal of any such policy; or (iii) that alteration of any personal or real property or purchase of additional equipment, or modification of any method of doing business, is required or suggested. None of such policies will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

                (b) Denials of Coverage. No Seller has been refused any insurance with respect to the Business or the Purchased Assets, nor has any coverage been limited by any insurance carrier which any have applied for or carried.

                (c) Claims. The Disclosure Schedule sets forth a summary of information pertaining to all claims (other than workers compensation claims) of property damage and personal injury or death against any Seller which are currently pending or were made during the preceding five (5) fiscal years or the current fiscal year. Except as set forth on the Disclosure Schedule, all of such claims are fully satisfied or are being defended by an insurance carrier and involve no exposure to any Seller.

     4.13 Authorizations. The Sellers possess all governmental, regulatory, administrative and non-governmental licenses, permits, approvals, certifications and other authorizations (including, without limitation, occupancy permits for real estate and permits required pursuant to Environmental laws as defined in Section 4.17) as are necessary for the consummation of the transactions contemplated hereby or the conduct of the Business or related operations. The Disclosure Schedule sets forth a list of all such licenses, permits, approvals, certifications and authorizations and true and complete copies of each written document evidencing or affecting such licenses, permits, approvals, certifications and authorizations have been previously delivered to Buyer. Sellers are in compliance with the terms and conditions of all such licenses, permits, approvals, certifications and authorizations. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the revocation, or an adverse change in the terms or conditions, of any such license, permit, approval, certification or authorization, and, to the knowledge of the Sellers and the Shareholder, the same shall continue in full force and effect in accordance with their present terms unaffected by the consummation of the transactions contemplated hereby.

     4.14 Material Contracts and Other Descriptions and Lists. The Disclosure Schedule identifies and briefly describes the following which are related to the Business:

                (a) Leases. All leases of real or personal property, including the leases described in Section 4.7 hereof, which are not cancelable upon thirty (30) days notice by Sellers;

                (b) Owned Personal Property. All items of personal property owned by the Sellers other than Inventories and any item less than $1,000.00 in value;

                (c) Purchase Orders. A list of written or oral agreements relating to the purchase of products, services or supplies by the Sellers; provided that any such agreement which is both cancelable on thirty (30) days notice by Sellers and involves an aggregate payment by Sellers of less than $10,000.00 after the Closing Date need not be listed;

                (d) Certain Agreements. A list of the following described types of agreements or documents: (i) dealership, distributorship, sales representative or similar agreements; (ii) license, royalty or similar agreements; (iii) service or maintenance; (iv) protective services or security;
(v) railroad track, or spur track; and (vi) commission or other contingent agreements;

                (e) Other Financial Obligations. A list of any other written or oral agreements or commitment which requires the Sellers to expend all monies, after the Closing;

                (f) Personnel. A list of employees of the Corporate Sellers receiving pay during the 12 months ending on the Latest Balance Sheet and the amounts paid during that period and all loans made by the Corporate Sellers to employees and a statement of the terms thereof;

                (g) Employment Contracts; Benefits. A list of all written or oral employment, bonus, incentive compensation, profit sharing, retirement, pension, salary-continuation, post-retirement benefit, group insurance, death benefit, vacation (earned or accrued) or other fringe benefit plans, trust agreements or arrangements in effect, or under which any amounts remain unpaid, on the date of this Agreement or to become payable or effective after the date of this Agreement;

                (h) Accrued Vacation Pay. A list of all employees who are expected, as of the Closing Date, to have earned but unused vacation days (or earned but unpaid vacation pay in lieu thereof), together with an estimate of the dollar amount thereof;

                (i) Terminated Employees. A list of all employees earning base salary at an annual rate of $35,000 or more who have terminated employment since January 1, 1996 or who have announced their intention to terminate employment;

                (j) Capital Expenditures. A list of all outstanding written or oral commitments by any Seller to make a capital expenditure, capital addition or capital improvement relating to the Business;

                (k) Non-Compete Covenants. A list of any written or oral covenants not to compete, non-solicitation covenants and non-disclosure covenants in favor of a Seller, or binding upon or against a Seller;

                (l) Powers of Attorney. The names of all persons holding powers of attorney from any Corporate Seller with respect to the Business and a summary statement of the terms thereof;

                (m) Bonds. A list of performance, bid or completion bonds, or letters of credit;

                (n) Discounts. A list of any agreement, arrangement or program pursuant to which a Corporate Seller has offered, promised or made available to its customers any volume discount, rebate, credit or allowance; and

                (o) Non-Ordinary Course Agreements. A list and description of any contract, agreement or arrangement binding upon a Corporate Seller and which was made or entered into other than in the ordinary course of the Business.

Accurate and complete copies of each agreement or document described in this Section heretofore have been furnished to the Buyer.

     4.15 Litigation. Except as set forth on the Disclosure Schedule or the Site Assessments, there is no litigation, claim, proceeding or investigation pending, or, to the Sellers' or the Shareholder's knowledge, threatened against or relating to the Sellers, their properties or business, or the transactions contemplated herein. The Disclosure Schedule discloses, with respect to each item described thereon, the name or title of the action (and parties or potential parties thereto), a description of the nature of the action or claim, and an estimate of the maximum liability of the Seller in the event of an adverse result. Except as so described, the Sellers and the Shareholder know of no state of facts or circumstances which reasonably could be expected to ripen into litigation, proceeding or investigation or adversely affect the properties or business of the Sellers. Except as described on the Disclosure Schedule or the Site Assessments, there is no outstanding order, decree or stipulation issued by any federal, state or local authority to which any Seller is a party or subject and which adversely affects or may adversely affect its properties or business.

     4.16 Compliance With Law. Other than as may be prescribed pursuant to OSHA or similar statutory and regulatory provisions or set forth in the Site Assessments, the conduct of the Business of the Sellers does not violate, nor is any Corporate Seller in default under, any law, statute, ordinance, rule, regulation, code, license, permit, guideline, order, arbitration award, judgment or decree, including, without limitation, civil rights legislation, equal employment opportunity legislation, occupational safety and health legislation, legislation pertaining to illegal bribes or kickbacks, and Buyer will not after the Closing incur any liability or obligation as a result of any such violation or default existing at the Closing or arising or accruing thereafter but based upon conditions extant at the Closing. Except as set forth on the Disclosure Schedule or the Site Assessments, no expenditures are anticipated which are necessary or appropriate for the continuation of the Business in compliance with any such law, statute, rule, regulation, code, license, permit, guidelines, order, arbitration award, judgment or decree.

     4.17       Environmental Concerns.

                (a) Definition. The term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, orders, directives and other governmental restrictions and requirements (including, but not limited to, those contained in or evidenced by permits, temporary permits or exemption letters) relating to the discharge of air pollutants, water pollutants, solid wastes or process waste water or otherwise relating to the environment, hazardous wastes, materials or substances, toxic substances, asbestos or any process of the Corporate Seller that has an impact on the environment, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, Toxic Substances Control Act, Federal Water Pollution Control Act, National Environmental Policy Act, Federal Occupational Safety and Health Act, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, or any applicable federal or state regulatory or administrative agency with authority over natural resources or environmental protection now in effect or presently scheduled to come into effect, all as presently amended.

                (b) Pending Litigation. Except as described in the Disclosure Schedule, no Seller is a party to or the subject of any litigation or administrative proceeding nor, to the knowledge of the Sellers or the Shareholders, is any litigation or administrative proceeding threatened against any Seller, which in either case asserts or alleges that any Seller: (i) violated or is violating any Environmental Laws, (ii) is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking, leaching or other release or migration of any pollutants, contaminants, hazardous wastes, materials or substances or other materials (collectively, "Hazardous Substances"), (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking, leaching or other release of any Hazardous Substance.

                (c) Storage, or Deposit or Treatment of Hazardous Substances. Except as described in the Disclosure Schedule or in the Site Assessments, no Seller has, nor, to the Seller's knowledge, has any other person or entity, caused or permitted Hazardous Substances to be stored, discharged or released, deposited, treated, recycled, leaked, spilled or disposed of on, under or at the Owned Real Estate, which storage, discharge or release, deposit, treatment, recycling, leakage, spillage or disposition violates any Environmental Laws.

                (d) No Violation. Except as described in the Disclosure Schedule or in the Site Assessments, the Owned Real Estate occupied by the Sellers and the Sellers' Business have been and are currently being operated in a manner which does not violate Environmental Laws. Except as described in the Disclosure Schedule or in the Site Assessments, the Owned Real Estate, the Sellers' Business and manufacturing facilities, operations and practices, and the Corporate Sellers' disposal practices are in material compliance with all terms and conditions of all required permits and further are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Except as described in the Disclosure Schedule or in the Site Assessments, no Seller or the Shareholder has received notice of any past, present or future event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent continued compliance with all applicable Environmental Laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Law, based on or related to the real estate used in the operation of the Sellers' Business, the Sellers' Business and manufacturing facilities, operations or practices, or the Sellers' disposal practices. Except as described in the Disclosure Schedule, no Seller or the Shareholder has received any notice of any investigation, and, to the knowledge of the Sellers and the Shareholder, no Seller is under investigation, by any federal, state or local authority for the failure to comply with Environmental Laws. Except as described in the Disclosure Schedule, neither the

Sellers nor the Shareholder have made any statements, warranties or representations in any documents submitted to any federal, state or local regulatory authority or other governmental body containing untrue statements of material fact or omitting statements of material fact rendering the statements made misleading in connection with any Environmental Law.

                (e) Disposal Practices. Except as described in the Disclosure Schedule, no Seller or the Shareholder has any notice or knowledge that any hazardous waste transporter or disposal facility that has transported, hauled or otherwise removed or disposed of any Hazardous Substances from the Owned Real Estate was not properly licensed pursuant to all applicable Environmental Laws or that such Hazardous Substances were not properly transported or disposed of at a facility authorized to receive such Hazardous Substances pursuant to all applicable Environmental Laws.

                (f) Tanks and Vessels. Except as described in the Disclosure Schedule or in the Site Assessments, there are no process, petroleum or Hazardous Substance storage tanks, vessels or other facilities on, under or at the Owned Real Estate which contain or previously contained materials which, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Laws.

                (g) Asbestos, etc. Except as described in the Disclosure Schedule or in the Site Assessments, the Owned Real Estate contains no urea-formaldehyde, asbestos or asbestos by-products.

     4.18 Contingent and Undisclosed Liabilities. With respect to the Business, the Sellers have no debts, obligations or liabilities, nor are they subject to the imposition of any valid governmental or third-party claim arising from the conduct of the Sellers' Business or the ownership or use of their properties therein on or prior to the date hereof, whether such obligation, liabilities or claims are now known or unknown, fixed or contingent, of any nature whatsoever, except: (i) those fully reflected or reserved against on the Latest Balance Sheet, or (ii) those fully disclosed on the Disclosure Schedule or in the Site Assessments, or (iii) those contractual and tax liabilities which have arisen in the ordinary course of the Sellers' Business and consistent with past practice from the date of the Latest Balance Sheet through the date hereof and which are not, singly or in the aggregate, materially adverse to the Corporate Sellers.

     4.19 Taxes. The Disclosure Schedule lists the dates as of and for which the federal and state corporate income/franchise, sales/use, personal property and other tax returns of the Corporate Sellers were audited and closed. Except as set forth on the Disclosure Schedule, there is no tax audit or examination now pending or, to the Sellers' and the Shareholder's knowledge, threatened with respect to the Corporate Sellers. No correspondence has been received by the Sellers from any state taxing authority requesting information concerning the extent of the Corporate Sellers' nexus with such state or asserting that such Sellers have such nexus so as to impose such state's taxing jurisdiction to the Corporate Sellers. All taxes and assessments which the Corporate Sellers were or are required by law to withhold or collect have been and are being withheld or collected and have been paid over to the proper governmental authorities or, if not yet due, are being held by the Corporate Sellers for such payment. All such taxes and assessments which are not yet due will be paid as and to the extent they become due.

     4.20 Labor Contracts. Except as set forth on the Disclosure Schedule, the Corporate Sellers are not a party to any collective bargaining agreement or bound to any other agreement with a labor union. The labor relations of the Corporate Sellers are satisfactory in that there has not been within the preceding two (2) fiscal years of the Corporate Sellers and the current fiscal year, nor is there currently, any strike, walkout or work stoppage; nor, to the Sellers' and the Shareholder's knowledge, is any such action threatened. There are no proceedings pending for certification or representation before the National Labor Relations Board nor, to the Sellers' and the Shareholder's knowledge, has there been any attempt within the preceding two (2) fiscal years or the current fiscal year to organize the employees of the Corporate Sellers into a collective bargaining unit. There is no investigation pending, nor is there any uncorrected or unresolved citation, complaint or charge issued, by any agency responsible for administering or enforcing laws relating to labor relations, employee safety or health, fair labor standards and equal employment opportunity nor, to the knowledge of the Sellers and the Shareholder, is any such proceeding threatened.

     4.21 Performance of Contracts, Etc. The Sellers are not in default under, nor have they breached any provision of, any contract, agreement, instrument, document, lease, license, permit, indenture, insurance policy or other obligation of the Sellers relating to the Business, and there is no material oral modification or past practice inconsistent with the written terms of any of the foregoing. All of such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations are currently in full force and effect. To the knowledge of the Sellers and the Shareholder, the other parties to such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations have complied with their obligations thereunder and are not in breach thereof. The Sellers fully have performed each such term, condition and covenant of each such contract, agreement, instrument, document, lease, license, permit, indenture, policy or other obligation required to be performed on or prior to the date hereof. The Sellers and the Shareholder know of no state or facts which, with the giving of notice or the passing of time, or both, would give rise to any default in or under any of the above.

     4.22       Employee Benefit Plans.

                (a) General. The Disclosure Schedule sets forth a true and complete list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and other employee benefit plans (including without limitation, those providing any stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, stock bonus, employee stock ownership, salary continuation, severance, retirement, supplemental retirement, short- or long-term disability, dental, vision care, hospitalization, major medical, life insurance, accident insurance, vacation (earned or accrued), holiday and/or sick leave pay, tuition reimbursement, executive perquisite or other employee benefits) maintained, or contributed to, or required to be contributed to, by the Corporate Sellers for the benefit of any officers or employees, current or former, active or inactive, of the Corporate Sellers, whether on an active or frozen basis (all the foregoing being herein called "Benefit Plans"). The Corporate Sellers do not have any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Benefit Plan that would affect any employee or former employee of the Corporate Sellers, except as required by applicable law, including the Tax Reform Act of 1986, as amended. True, complete and correct copies of the following have been previously delivered to the Buyer: (i) each Benefit Plan including any amendments thereto (or, in the case of any unwritten Benefit Plans, descriptions thereof); (ii) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required); (iii) each trust agreement or other funding arrangement relating to any Benefit Plan; (iv) the most recent summary plan description together with each subsequent summary of material modifications required under ERISA with respect to each such Benefit Plan, and all material employee communications relating to each such Benefit Plan; and (v) all currently effective IRS rulings or determination letters relating to any Benefit Plan.

                (b) Administration. Each Benefit Plan has been administered in all respects in accordance with its terms. All of the Benefit Plans and the Corporate Sellers are in compliance in all respects with the applicable provisions of ERISA and the Code. All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. There are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability, and there are not any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

                (c) Contributions; Funding. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans and applicable law have been timely made. None of the Benefit Plans is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

                (d) Compliance. All the Benefit Plans, as and from the date adopted or as they may have been amended, as, when and to the extent required, comply and at all times applicable, complied with the applicable provisions of the Code, ERISA, the Equal Pay Act of 1963, as amended, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, all other federal or state laws regulating employment and employee benefits, and all regulations and rulings issued by government agencies responsible for the administration or enforcement of one or more of such laws. Each Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA has received a determination letter from the Internal Revenue Service to the effect that such Benefit Plan is currently qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has revocation been threatened, nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase its cost.

                (e) Prohibited Transactions; Reportable Events. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Benefit Plan which could subject any employees of the Corporate Sellers or any of their subsidiaries, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. None of the Benefit Plans have been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. Neither the Corporate Sellers nor any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in manner which could subject the Corporate Sellers or any Benefit Plan to any material tax, penalty or other liability under ERISA or any other applicable law, whether by way of indemnity or otherwise. No Benefit Plan or related trust has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state or local taxes, other than for routine payments to be made in due course to participants, investment managers, trustees and beneficiaries.

                (f) PBGC. None of the Benefit Plans is subject to Title IV of ERISA and there are no facts which might give rise to any liability of the Sellers under Title IV of ERISA and which could reasonably be anticipated to result in any claims being made against the Sellers by the Pension Benefit Guaranty Corporation. For purposes of the preceding sentence the term Sellers shall be deemed to refer also to any entity which is under common control or affiliated with the Sellers (an "ERISA Affiliate"), within the meaning of
Section 4001 of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated thereunder.

                (g) Foreign Employees. There are no officers or employees of the Corporate Sellers working outside the United States.

                (h) Certain Matters. The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, officer or director of the Corporate Sellers. No payment which will be or may be made by the Sellers to any employee, former employee, director or agent thereof will or may be characterized as an "excess parachute payment" within the meaning of Section 280F(b)(1) of the Code. No payments of any kind will become due in connection with the execution and performance of the transactions contemplated in this Agreement (either alone or upon the occurrence of any additional or subsequent events) under any Benefit Plan.

                (i) Post-Retirement Benefits. No Benefit Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the Corporate Sellers beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of a Corporate Seller or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                (j) COBRA. Each "group health plan" (within the meaning of Section 162(i)(2) of the Code) maintained by the Corporate Sellers as of the first day of each group health plan's first plan year beginning on or after July 1, 1986, has been administered in compliance with the continuation coverage requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and as provided under Section 162(k) and
Section 4980B(f) of the Code and any regulations promulgated or proposed thereunder.

                (k) Multiemployer Plans. At no time has a Corporate Seller been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Benefit Plan which is a multiemployer plan as defined in ERISA Section 3(37) (a "Multiemployer Plan").

     4.23       Products Liability; Warranties.

                (a) Except as otherwise set forth on the Disclosure Schedule:
(i) there exists no latent defects in the manufacture of any of the Corporate Sellers' products or pending or, to the knowledge of the Sellers or the Shareholder, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or regulatory or administrative agency or commission relating to any product alleged to have been manufactured, distributed or sold by the Corporate Sellers to others, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty ("Products Liability"); and (ii) there exists no pending or, to the knowledge of the Sellers or the Shareholder, threatened Products Liability claims.

                (b) The Disclosure Schedule sets forth the material terms and conditions of all express product warranties, returns or rebates under which the Corporate Sellers may have liability after the Closing. The Sellers are insured, and have been insured continuously since at least July 1, 1992 against product liabilities, in accordance with the insurance policies identified on the Disclosure Schedule (including a statement of the name of the insurer, the type of policy [i.e., a "claims made" or "occurrence" policy], the amounts of coverage and the applicable deductible limits).

     4.24 Changes in Financial Position. Since the date of the Latest Balance Sheet, the Business of the Sellers has been conducted in the ordinary course thereof and consistent with past practice, and except as described on the Disclosure Schedule, there has not been:

                (a) Financial Conditions. Any material and adverse change in the Business, assets or condition (financial or otherwise) of the Corporate Sellers;

                (b) Business or Property Damage. Any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the Business or properties related to the Business of the Sellers; or

                (c) Extraordinary Events. Any transaction outside the ordinary course of Business of the Sellers.

     4.25 Events Subsequent to Latest Balance Sheet. The Corporate Sellers have not, except as described on the Disclosure Schedule, since the date of the Latest Balance Sheet:

                (a) Incurred Liabilities. Incurred any obligation or liability (absolute, contingent, accrued or otherwise), or guaranteed or become a surety of any debt, except in connection with the performance of this Agreement or in the ordinary course of business;

                (b) Discharged Debt. Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligation or liability (absolute, contingent, accrued or otherwise) other than (i) liabilities shown or reflected on the Latest Balance Sheet or (ii) liabilities incurred since the date thereof in the ordinary course of business;

                (c) Reserves. Increased or established any reserve for taxes or bad accounts or any other liability on their books or otherwise provided therefor;

                (d) Encumbrances. Mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance any of the Sellers' Business assets, tangible or intangible;

                (e) Disposition of Assets. Sold or transferred any Business assets with a value in excess of $200, or canceled any debts or claims or waived any rights, except sales of Inventories whether or not in the ordinary course of business;

                (f) Sale of Business. Entered into any negotiations or contract for the sale of the Sellers' Business, or any part thereof or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise (other than negotiations with respect to this Agreement);

                (g) Increase Compensation. With respect to any employee of Sellers employed by Buyer immediately after the date hereof, increased or promised to increase the compensation or fringe benefits of any Shareholder, officer or director, or instituted any general wage increase applicable to employees, or any specified sub-group of employees other than pursuant to a Collective Bargaining Agreement previously disclosed to Buyer;

                (h) Accounting Procedure.  Changed or modified its accounting methods or practices;

                (i) Capital Expenditure. Purchased or made a commitment for the purchase of capital assets in an amount exceeding $10,000.00; or

                (j) Settle Litigation. Settled, or agreed to settle, any litigation, arbitration or other proceeding, pending or threatened.

     4.26 Customers and Suppliers. No Seller has received notice, nor does the Shareholder have any knowledge, that (a) any customer who accounted for more than 5% of the Corporate Sellers' sales during the immediately preceding fiscal year or (b) any supplier to the Corporate Sellers (if such supplier could not be replaced by the Corporate Sellers with no material adverse effect to it), has terminated or materially reduced or will terminate or materially reduce business relations with the Corporate Sellers.

     4.27 Brokerage. Neither the Shareholder nor the Sellers have incurred, or made commitments for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement which will be payable directly or indirectly by Buyer or attach to the Purchased Assets.

     4.28 Related Party Transactions. Except as described on the Disclosure Schedule, no Corporate Seller: (a) has had any financial transactions or arrangements (other than payment of regular salary to Related Parties who are employees) with any Related Party since January 1, 1996, and
(b) does not have and will not have any present or future obligation to enter into any transaction or arrangement with any Related Party. For purposes hereof, the term "Related Party", shall mean: (i) any Shareholder or (with respect to any Shareholder which is a partnership or corporation) any partner, shareholder, officer, director or affiliate of such Shareholder, (ii) any officer or director of a Corporate Seller, (iii) and spouse, in-law or lineal descendant of any Related Party, and (iv) any person who, directly or indirectly, controls or is controlled by or is under common control with a Corporate Seller. For purposes of this definition, "person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other entity; and "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. Except as described on the Disclosure Schedule, to the knowledge of the Shareholder, no Related Party owns, directly or indirectly, or is a director, member, officer or employee of, or consultant to, any business organization which is a competitor, supplier, or customer having business dealings with the Corporate Sellers, nor does any Related Party own any assets or properties which are used in the Sellers' Business.

     4.29 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and written statements or written information given to the Buyer by or on behalf of the Sellers or Shareholder or disclosed on the Disclosure Schedule, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

     4.30 Disclaimers. No Seller has made, nor has Buyer relied upon any representation, warranty, promise or agreement other than as contained in this Agreement and the Schedules and Exhibits thereto and no information supplied by any Seller to Buyer with respect to its judgments, estimations or approximations as to future events or circumstances shall be or serve as the basis for any claim by Buyer against any Seller at any time pursuant to the provisions of Article VIII of this Agreement or otherwise.


                                  ARTICLE V

                        REPRESENTATIONS OF THE BUYER

     In order to induce the Sellers to enter into this Agreement, the Buyer makes the following representations and warranties.

     5.1 Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan.

     5.2 Conflicting Obligations; Consents. The execution and delivery of this Agreement do not, and the consummation of the sale and purchase of the Purchased Assets and the Business contemplated hereby will not: (a) conflict with or violate any provisions of the articles or certificate of incorporation, Bylaws or other organizational document of Buyer; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which Buyer is subject or to which Buyer is a party; or (c) violate any restriction or limitation, or result in the termination or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which Buyer is bound or has. No third-party consents, approvals or authorizations on behalf of Buyer are necessary for the execution and consummation of the transactions contemplated hereby.

     5.3 Authorization. The Buyer has all necessary power and authority to enter into and perform the transactions contemplated herein in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by the Buyer of its obligations contained herein, have been duly approved by the Buyer's Board of Directors.

     5.4 Brokerage. The Buyer has not incurred, nor made commitment for, any brokerage, finders or similar fee in connection with the transactions contemplated by this Agreement.

     5.5. Litigation. There is no litigation, proceeding or governmental investigation pending, or to the Buyer's knowledge, threatened against or relating to the transactions contemplated herein.

     5.6 Conditions to Closing. Buyer acknowledges that the conditions to Closing contained in paragraph 10 of the Letter of Intent between Autocam Corporation and the Corporate Sellers dated January 23, 1997 have been satisfied or waived with the execution hereof.


                                 ARTICLE VI

                COVENANTS OF THE SELLER AND THE SHAREHOLDERS

    The Sellers and the Shareholder covenant and agree with the Buyer as follows:

     6.1 Title Insurance. Sellers have obtained ALTA commitments (the "Commitment") to issue an owner's policy on all real estate included in the Purchased Assets. Such Commitments are issued by Chicago Title Insurance Company and Lawyer's Title Insurance Company (the "Title Company") in the amount of $600,000 and $580,000 name the Buyer and/or its lenders as the proposed insured and contains no exceptions except for the Permitted Encumbrances. The Commitments shall include the following endorsements at the Sellers' cost and in form and substance reasonably satisfactory to the Buyer: an access endorsement ensuring that all of the real estate has access to a publicly dedicated and public street; and ALTA form 3.1 zoning endorsement ensuring that the real estate is zoned for its present uses; an ALTA form of comprehensive endorsement; and such other endorsements as the Buyer may reasonably request after its review of the Commitments. At the Closing, the Sellers shall provide to the Buyer all endorsements and amendments as may be required to delete all exceptions to title. The Sellers shall pay the cost of the premium for the title insurance policy, charges for special assessment and other reports ordered in connection therewith, all amendments and endorsements of the Commitments.

     6.2 Survey. Prior to the Closing, the Sellers shall have delivered to the Buyer a survey(s) prepared by a civil engineer or registered surveyor duly licensed in the appropriate state, in accordance with the Class A standards specified by ALTA and ACSM, prepared within sixty (60) days prior to the Closing Date, or, if prepared prior to such time period, recertified to within such time period, and certified to the title insurer referred to herein and the Buyer and its lenders, if any. Such survey(s) shall set forth a legal description of all the real estate included within the Purchased Assets, which shall be the same legal description as set forth on the Commitment, shall delineate the boundaries of all of such real estate, showing all adjoining rights of way, streets and roads, exits and entrances, utilities, building and structure locations and dimensions, fences, set-back lines, restrictions, encroachments, rights of way, easements and other similar matters and setting forth the exact acreage with courses and distances so as to permit a description of the real estate and of any other items noted on the survey and shall contain a certification that the survey correctly shows the location of all buildings, structures and other improvements, including foundations and buildings in course of construction, situated on the real property, and that, except as shown, there are no visible easements or rights of way across the real estate, no visible encroachments on the real estate by improvements on adjoining premises and no visible encroachments by improvements on the real estate on adjoining premises. The survey shall be in such form and content as shall permit the Title Company to eliminate all exceptions in the Commitment and the policy and title insurance issued pursuant thereto which relate to matters of survey.

     6.3 Employees. The Sellers authorize the Buyer and Buyer agrees, to the extent permitted under the law, to hire, on the Closing Date employees of Sellers at the South Carolina and Dowagiac, Michigan locations as of the Closing Date. The Sellers shall terminate the employment of all such employees
as of the Closing.   For a period of at least three years after the Closing,
Buyer shall calculate vacation under the Corporate Sellers' current plan, recognizing all service with Buyer and Corporate Sellers and provide vacation to such employees during the three-year period not less than that as calculated. With respect to such employees, no additional service period will be required to establish eligibility for health benefit coverage and health care coverage will be extended to all such employees and their dependents who are currently covered by health benefit or health care coverage by the Corporate Sellers so that pre-existing conditions shall be ignored. For employees of the Sellers at their Chicago, Illinois facility, Buyer will provide administrative assistance to work with Sellers to allow such of those employees who are not employed by Buyer to exercise their COBRA rights.

     All of the Seller's employees who, as of the Closing, are covered by, or are serving in job classifications covered by, a collective bargaining agreement shall be employed by Buyer as of the Closing subject to the terms and conditions of such collective bargaining agreement. For the purpose of Sections 3.3 and 6.3 hereof, Sellers' employees covered by a collective bargaining agreement shall include all persons who, on the Closing Date, are either (i) on the active payroll (whether full or part time), (ii) active,
(iii) on leave of absence, or (iv) laid off with seniority rights or other expectation of recall as set forth on Exhibit 6.3.

     6.4 Release of Security Interests. The Sellers shall on or prior to the Closing Date deliver to the Buyer such documents as are necessary to terminate and release all security interests and other encumbrances listed on the Disclosure Schedule, which documents shall be in form and substance acceptable to the Buyer and shall include, without limitation, all documents necessary to terminate of record any such security interest or encumbrance.

     6.5 Change of Corporate Name. The Sellers and the Shareholder agree to take all action that is necessary to authorize the amendment of the Corporate Sellers' Articles of Incorporation to change the corporate names of the Corporate Sellers to a name which does not include the words Hamilton-Pax and Dowagiac Manufacturing. At the Closing, the Sellers and the Shareholder shall deliver to the Buyer duly executed Articles of Amendment and such other documents as are necessary to so change the Corporate Sellers' corporate names, plus a check made payable to the jurisdictions of their organization and qualification in the amount of the filing fees for such documents, which documents the Buyer shall have the right to file on behalf of the Sellers.

     6.6 Documents of Transfer. On the Closing Date, the Sellers shall duly execute and deliver to the Buyer (i) an Assignment and Bill of Sale in form and substance as Exhibit 6.6.1 attached hereto, (ii) certificates of title sufficiently endorsed to transfer the Vehicles to the Buyer and (iii) Warranty Deeds covering the Real Estate in form and substance as Exhibit 6.6.2 attached hereto free of any and all tenancies. All transfer fees and taxes shall be paid by the Sellers at the Closing. In addition, the Corporate Sellers shall execute and deliver to the Buyer at the Closing, in form and substance reasonably satisfactory to counsel for the Buyer, assignments assigning to the Buyer the following:

               (a)  All Receivables;

               (b)  All intellectual property rights,
                    including trademarks, trade names, slogans, patents, inventions, patent applications, copyrights and copyright applications;

               (c)  All Contracts;

                    (d) All assignable insurance policies then in effect; and

                    (e) All assignable Permits.

     6.7 Escrow Agreement. On the Closing Date, the Corporate Sellers shall execute and deliver to the Buyer the Escrow Agreement.

     6.8 Noncompetition Agreement. On the Closing Date, Edmund Laue shall execute and deliver to the Buyer a Noncompetition Agreement in substantially the form attached hereto as Exhibit 6.8 (the "Noncompetition Agreement").

     6.9 Other Deliveries. On the Closing Date, the Sellers shall deliver to the Buyer the following:

                    (a)  The resolutions of the Corporate
                         Sellers' shareholders and Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the secretary or the president of the Corporate Sellers;

                    (b)  Current Uniform Commercial Code
                         and state, local and federal tax, sales and unemployment compensation tax, judgment, bankruptcy and similar lien searches showing no liens, security interests, claims or judgments against the Purchased Assets, other than as set forth on the Disclosure Schedule;

                    (c)  All consents for the assignment
                         of material Contracts and Permits, which are necessary in order for said Contracts and Permits to be assigned to the Buyer upon their present terms (each such material Contract and Permit is identified as such on the schedules and Exhibits hereto) and the Sellers shall pay all fees, charges and other costs that are paid to third parties other than customers required or imposed in connection with obtaining any such consent;

                    (d)  An affidavit of each Seller of
                         Real Estate that it is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and stating such Seller's federal taxpayer identification number, in form and substance acceptable to counsel for the Buyer;

                    (e)  Current certificates of good
                         standing relative to the Corporate Sellers recently certified by each state or jurisdiction in which such Seller is organized or qualified;

                    (f)  The legal opinion of Berry
                         Moorman, the Sellers' and the Shareholder's counsel, in substantially the form of Exhibit 6.9(f) attached hereto;

                    (g)  All other documents reasonably
                         requested by counsel for the Buyer to consummate the transactions herein contemplated; and

                    (h)  Pursuant to the provisions of
                         Section 15(g) of the Michigan Employment Security Act (MCLA 421.15(g)), each of the Corporate

                          Sellers has provided to Buyer at least two business days (not including Saturday, Sunday or legal holidays) prior to the date hereof with an accurate and fully completed copy of MESC Form 1027-Business Transferor's Notice to Transferee of Unemployment Tax Liability and Rate.

     6.10 Ownership of the Purchased Assets. The Buyer shall have full power and authority to collect for its account all Receivables and Prepaids, to title any of the Purchased Assets in its name, and as attorney in fact in the name of a Corporate Seller to endorse, without recourse to the Seller, any checks or other instruments of payment received on account of payment of any such Receivables or Prepaid and to execute such documents in the name of Seller as is necessary or appropriate to effectuate the foregoing; provided, further, that if a Seller receives any payment on account of any such Receivables, the Sellers shall transfer and deliver such payment (endorsed where necessary) to the Buyer, promptly after receipt.


                                 ARTICLE VII

                           COVENANTS OF THE BUYER

     The Buyer covenants and agrees with the Sellers as follows:

     7.1 Escrow Agreement. On the Closing Date, the Buyer shall execute and deliver to the Corporate Sellers the Escrow Agreement.

     7.2 Noncompetition Agreement. On the Closing Date, the Buyer shall execute and deliver to Edmund Laue the Noncompetition Agreement.

     7.3 Other Deliveries. On the Closing Date, the Buyer shall deliver to the Sellers the following:

                    (a) A copy of the resolutions of the Buyer's Board of Directors authorizing and approving the execution of this Agreement and the performance by the Buyer of the transactions contemplated hereby, certified by the secretary or the president of the Buyer;

                    (b) Current certificates of good standing for Buyer recently certified by the jurisdiction in which Buyer is organized;

                    (c) The legal opinion of Dickinson, Wright, Moon, Van Dusen & Freeman, Buyer's counsel in substantially the form of Exhibit 7.3(c) attached hereto; and

                    (d) An Assumption Agreement in the form attached hereto as
Exhibit 2.2(b).

                    (e) All other documents reasonably requested by counsel for the Sellers to consummate the transactions herein contemplated.


                                ARTICLE VIII

                 INDEMNIFICATION BY SELLERS AND SHAREHOLDER

     8.1 Indemnification. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Buyer, or any information known to the Buyer, other than that information delivered to Buyer in writing (including but not limited to the Site Assessments any environmental reports prepared by third parties), or which Buyer's executive officers are consciously aware of, the Sellers and the Shareholder (collectively, the "Indemnitors"), subject to the terms and conditions of this Article VIII, jointly and severally, indemnify and save the Buyer, its shareholders, officers, directors or employees (collectively, the "Buyer" as used in this Article VIII) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against the Buyer or the Purchased Assets due to or resulting from: (i) the inaccuracy or breach of any representation or warranty of the Sellers or the Shareholder given in or pursuant to this Agreement; (ii) any breach or default in the performance by a Seller or the Shareholder of any of their covenants, obligations or agreements in or pursuant to this Agreement; (iii) any liability or obligation of a Seller not expressly assumed by the Buyer pursuant to this Agreement; and/or (iv) the ownership or conduct of the Business or the ownership or use of the Sellers' assets at any time prior to the Closing, or any incident, occurrence, condition or claim existing, arising or accruing prior to the Closing and relating to the operation or conduct of the Business or the ownership or use of the Sellers' assets other than any liability or obligation of the Sellers expressly assumed by the Buyer pursuant to this Agreement. The foregoing are collectively referred to as "Indemnifiable Damages." The term "Indemnifiable Damages" shall also include an amount of interest on the amount of such Indemnifiable Damages (computed before the application of this sentence), which interest shall be computed at the rate of eight percent (8%) simple interest per annum from the date such Indemnifiable Damages were incurred by the Buyer and until paid by the Indemnitors.

     8.2            Limitations on Indemnifiable Damages.

                    (a) Minimum and Maximum Amount. Notwithstanding the foregoing, and subject to the following provisions, the maximum amount of Indemnifiable Damages payable by the Sellers and the Shareholder arising under
Section 8.1(i) and (ii) hereof (other than Indemnifiable Damages arising out of an inaccuracy or breach of the representation and warranties at Sections 4.9 and 4.17 and at Section 4.23(a) if arising out of or related to any event prior to Closing) in no event shall exceed $4,000,000 for aggregate claims first asserted hereunder by Buyer during the first 12 months after Closing, for the next 24 months an aggregate of $2,000,000 less the aggregate of claims asserted during the first 12 months after Closing (but not less than zero) and zero thereafter, in the absence of fraud on behalf of the Seller and/or the Shareholder. Moreover, the Buyer shall not be entitled to recover Indemnifiable Damages for any matter described in Section 8.1(i) and (ii) hereof (except if such matter arises from an inaccuracy or breach of the representations or warranties at Section 4.9, 4.17 and 4.23(a) hereof) unless and until in the case of any product rework, chargeback, field warranty or similar claim, including those under Section 4.23(b), an aggregate of $500,000 plus 50% of all such claims in excess of $500,000 and the aggregate of all other claims for Indemnifiable Damages asserted pursuant to Section 8.1(i) and
(ii) hereof exceeds

                        (i)  the greater of $500,000, or

                        (ii) the amount, if any, by which the Net Asset Value of Sellers determined under Section 2.3, above, exceeds Five Million Two Hundred Ninety-one Thousand Four Hundred Four Dollars ($5,291,404).

                    (b) Product Liability Claims. In the case of Product Liability claims based on Section 4.23(a) hereof arising out of or related to any event prior to Closing, prior to and effective as of the Closing either (x) Buyer shall purchase insurance or (y) Sellers shall obtain at Buyer's expense insurance with Buyer as a named additional insured (in either case with Sellers as named insureds) with the same policy limits, coverage and liability conditions as provided under Sellers' current products-completed operations policy under which Liberty Insurance Corporation is the insurer, and Sellers' indemnity for and Buyer's collection in respect of such claims shall be limited to such insurance coverage. All policies of insurance providing this coverage shall contain a provision wherein the insurer shall be obligated to give the Sellers thirty (30) days prior notice before cancellation, termination or expiration thereof. Buyer shall continue to cause Sellers to be named insureds on any and all similar policies of insurance, which Buyer, in its sole discretion, may maintain during the next ten (10) years.

                    (c) On-Site Environmental. Buyer has received from its environmental consultants Phase I and II Environmental Site Assessments (dated February 27, 1997 and May 23, 1997, for the Gaffney, South Carolina property and February 28, 1997 and June 23, 1997 for the Dowagiac, Michigan properties) (all hereinafter referred to as "Site Assessments") which identify certain on-site potential environmental concerns. Sellers agree that $500,000 of the Purchase Price will be escrowed at Closing to pay for up to $500,000 of Buyer's costs to address, at Buyer's discretion, such concerns, any additional on-site environmental concerns which are discovered in the process of doing so or addresses removal of PCBs as identified on the Disclosure Schedule (the "Clean-up Amount"). No costs will be paid from the escrow unless and until an established and reputable environmental remediation consultant selected by Buyer and approved by Sellers provides in writing to the Sellers a breakdown of such costs and what environmental concerns they relate to and certifies in writing to Sellers that such costs were incurred after the Closing and only for the purpose of addressing the initial and/or subsequently discovered on-site environmental concerns. Buyer and Autocam Corporation hereby agree to indemnify, defend and hold harmless Sellers, their agents, employees, directors, shareholders, trustees, personal representatives, successors and assigns from and against any and all claims, actions, losses, damages, liabilities, costs and expenses brought against Sellers by any party or incurred by Sellers in excess of the Clean-up Amount, which arise out of, result from or occur in connection with any on-site environmental concern which is mentioned in any manner or to any degree in the Site Assessments. Buyer and Autocam Corporation further agree that they will not assert any claim against Sellers with respect to any environmental concerns in excess of the Clean-up Amount, and Buyer agrees that it accepts such environmental concerns, acknowledges that it has had an opportunity to fully inspect the Owned Real Estate and agrees that, except to the extent, if any, that such concerns are addressed out of the aforementioned escrow, it is assuming all responsibility for such environmental concerns. The term "costs" as used herein includes all fees, costs and expenses incurred by Buyer in addressing the identified concerns, including reasonable attorney's and consultant's fees. Notwithstanding Section 8.2(a) all claims for Indemnifiable Damages, payable by the Sellers and the Shareholder arising under Section 4.17 with respect to the Owned Real Estate, shall be limited to the Clean-up Amount.

     8.3 Assignment of Uncollected Receivables. In the event that Indemnifiable Damages are payable to the Buyer because all or a portion of the Receivables are not collected by the Buyer as provided in Section 4.9, the Buyer shall assign (without recourse) such Receivables (to the extent uncollected) to the Sellers promptly after payment by the Indemnitors of the Indemnifiable Damages becoming due as a result of such noncollection.

     8.4 Procedures for Making Claims. If and when the Buyer desires to assert a claim for Indemnifiable Damages against the Indemnitors pursuant to the provisions of this Article VIII, subject to the limits of
Section 8.2(c) hereof, the Buyer shall simultaneously deliver to the Indemnitors and, in the case of a claim on the Clean-up Amount, to the Escrow Agent, reasonably promptly after the Buyer's receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by its president (the "Notice of Claim"): (i) stating that the Buyer has paid or accrued (or intends to pay or accrue) Indemnifiable Damages to which it is entitled to indemnification pursuant to this Article VIII and the amount thereof (to the extent then known); and, (ii) specifying to the extent possible
(A) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (B) the date each such item was or will be paid or accrued and (C) the basis upon which Indemnifiable Damages are claimed, and, in the case of a claim on the Clean-up Amount, the written certifications required by paragraph 8.2(c). If the Indemnitors shall object to such Notice of Claim, the Indemnitors shall simultaneously deliver written notice of objection (the "Notice of Objection") to the Buyer and, in the case of a claim on the Clean-up Amount, to the Escrow Agent within fifteen (15) days after the Buyer's delivery of the Notice of Claim. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Indemnitors object to all or only a portion of the matter described in the Notice of Claim. If the Notice of Objection shall not have been so delivered within such thirty (30) day period, all

Indemnitors shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, subject to the $500,000 limitation in paragraph 8.2(c) and, in the case of a claim on the Clean-up Amount, the Indemnifiable Damages subject to the $500,000 limitation in paragraph 8.2(c) set forth in the Notice of Claim shall be promptly paid to the Buyer from the Escrow by the Escrow Agent, without the necessity of further action, as provided in the Escrow Agreement and, in the case of Indemnifiable Damages other than the Clean-up Amount, the Indemnitors shall thereupon pay to the Buyer, on demand, in cash, the amount set forth in the Notice of Claim. If the Indemnitors shall make timely objection to a claim or claims set forth in any Notice of Claim, and if such claim or claims shall not have been resolved or compromised within sixty (60) days from the date of delivery of the Notice of Objection, then the issues raised by the notice of objection shall be settled by arbitration pursuant to
Section 10.5 hereof. The arbitrator shall promptly obtain such information regarding the matter the arbitrator deems necessary and shall decide the matter and render a written award which shall be delivered to the Buyer, the Indemnitors and, in the case of claim on the Clean-up Amount, to the Escrow Agent. Any award shall be a conclusive determination of the matter and shall be binding upon the Buyer and the Indemnitors. If, by arbitration, it shall be determined that the Buyer shall be entitled to any Indemnifiable Damages by reason of its claim or claims, such Indemnifiable Damages, subject to the $500,000 limitation of paragraph 8.2(c), so determined shall be paid to the Buyer by the Escrow Agent, in the case of a claim on the Clean-up Amount, or the Indemnitors in the same manner as if the Indemnitors had not delivered a Notice of Objection.

     8.5 Participation in Defense of Third Party Claims. If any third party shall assert any claim against the Buyer which, if successful, might result in an obligation of the Indemnitors to pay Indemnifiable Damages and which can be remedied to the sole satisfaction of the Buyer by the payment of money damages without further adverse consequence to the Buyer, the Indemnitors, at the sole expense of the Indemnitors, may assume the primary defense thereof with counsel reasonably acceptable to the Buyer, but only if and so long as: (i) the Indemnitors diligently pursue the defense of such claim; and (ii) the Indemnitors acknowledge to the Buyer in writing that the claim, if resolved or settled adversely to the Buyer, is one for which the Indemnitors are obligated to indemnify the Buyer hereunder. If the Indemnitors fail or are unable to so elect to assume the primary defense of any such claim, the Buyer may (but need not) do so; in which event the Buyer may defend, settle or compromise the claim, at the expense and cost of the Indemnitors, in any such manner as the Buyer reasonably deems appropriate.

     8.6 Survival of Representations and Indemnification. The Indemnitors' obligation to pay Indemnifiable Damages arising out of claims described in Sections 8.1(ii), (iii) and (iv) hereof shall survive the Closing of this transaction indefinitely (provided that this Section or any subsection hereof is not intended to nor shall it be interpreted to extend any applicable statute of limitations). The representations and warranties contained in
Article IV hereof, and the Indemnitors' obligation to pay Indemnifiable Damages arising out of Section 8.1(i) hereof, shall survive the Closing Date, as follows:

                    (a) Fraudulent Breach of Representations; Certain Representations. In the case of a claim based upon the inaccuracy or breach of a representation or warranty which was made fraudulently or with respect to any representation or warranty contained in Sections 4.3, 4.4 and 4.5 hereof, indefinitely;

                    (b) Taxes. In the case of a claim based upon the inaccuracy or breach of a representation or warranty pertaining to taxes, for a period equal to the applicable statute of limitations;

                    (c) Product Liability Claims. In the case of Product Liability claims based on the representations and warranties made in Section 4.23(a) hereof, for a period equal to the coverage afforded by the insurance contemplated by Section 8.2(b) hereof; and

                    (d) All Other Claims. In the case of all other claims based upon the inaccuracy or breach of a representation or warranty, for a period commencing on the date hereof and ending three years after the Closing Date.

                    No claim for recovery of Indemnifiable Damages arising out of Section 8.1(i) hereof may be asserted by the Buyer after the expiration of the applicable time period described in the foregoing Sections 8.6(a)-(c); provided, however, that any claim first asserted by the giving of a Notice of Claim within the applicable survival period shall neither be abated nor barred.

     8.7 Offset. The Buyer shall be entitled to offset against any other obligations owed by the Buyer to any of the Indemnitors the sum of all Indemnifiable Damages that the Buyer is entitled to pursuant to Section 8.1.


                                 ARTICLE IX

                          INDEMNIFICATION BY BUYER

     9.1 Indemnification. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Sellers or Shareholder, or any information known to the Sellers or Shareholder, the Buyer, subject to the terms and conditions of this Article IX, indemnifies and saves the Sellers and the Shareholder (collectively, the "Indemnitees") harmless from and against any and all losses, claims, damages liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against the Indemnitees due to: (i) the inaccuracy or breach of any representation or warranty of the Buyer given in or pursuant to this Agreement; or (ii) any breach or default in the performance by the Buyer of any of its covenants, obligations or agreements in or pursuant to this Agreement. The foregoing are collectively referred to as "Indemnifiable Damages." The term "Indemnifiable Damages" shall also include an amount of interest on the amount of such Indemnifiable Damages (computed before the application of this sentence), which interest shall be computed at the rate of eight percent (8%) simple interest per annum from the date such Indemnifiable Damages were incurred by the Indemnitees and until paid.

     9.2 Procedures for Making Claims. If and when the Indemnitees desire to assert a claim for Indemnifiable Damages against the Buyer pursuant to the provisions of this Article IX, the Indemnitees shall deliver to the Buyer, reasonably promptly after the Indemnitees' receipt of a claim or awareness of a potential claim, a certificate signed by the Indemnitees (the "Notice of Claim"): (i) stating that the Indemnitees have paid or accrued (or intend to pay or accrue) Indemnifiable Damages to which they are entitled to indemnification pursuant to this Article IX and the amount thereof (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (B) the date each such item was or will be paid or accrued and (C) the basis upon which Indemnifiable Damages are claimed. If the Buyer shall object to such Notice of Claim, the Buyer shall deliver written notice of objection (the "Notice of Objection") to the Indemnitees. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Buyer objects to all or only a portion of the matter described in the Notice of Claim. If such claim or claims shall not have been resolved or compromised within sixty (60) days from the date of delivery of the Notice of Objection, then the issues raised by the notice of objection shall be settled by arbitration pursuant to Section 10.5 hereof. The arbitrator shall promptly obtain such information regarding the matter the arbitrator deems necessary and shall decide the matter and render a written award which shall be delivered to the Buyer and the Indemnitees. Any award shall be a conclusive determination of the matter and shall be binding upon the Buyer and the Indemnitees. If, by arbitration, it shall be determined that the Indemnitees shall be entitled to any Indemnifiable Damages by reason of their claim or claims, the Indemnifiable Damages so determined shall be paid to the Indemnitees by the Buyer without the necessity of further action.

     9.3 Participation in Defense of Third Party Claims. If any third party shall assert any claim against the Indemnitees which, if successful, might result in an obligation of the Buyer to pay

Indemnifiable Damages, the Buyer, at the sole expense of the Buyer, may assume the primary defense thereof with counsel reasonably acceptable to the Indemnitees, but only if and so long as: (i) the Buyer diligently pursues the defense of such claim; and (ii) the Buyer acknowledges to the Indemnitees in writing that the claim, if resolved or settled adversely to the Indemnitees, is one for which the Buyer is obligated to indemnify the Indemnitees hereunder.
If the Buyer fails or refuses so to elect to assume the primary defense of any such claim, the Indemnitees may (but need not) do so; in which event the Indemnitees may defend, settle or compromise the claim in any such manner as the Indemnitees deem appropriate.

     9.4 Survival of Indemnification. The Buyer's obligation to pay Indemnifiable Damages arising out of claims described in Section 9.1(ii) hereof shall survive the Closing of this transaction indefinitely. The Buyer's obligation to pay Indemnifiable Damages arising out of Section 9.1(i) hereof shall survive the Closing Date, as follows:

                    (a) Fraudulent Breach of Representations; Certain Representations. In the case of a claim based upon the inaccuracy or breach of a representation or warranty which was made fraudulently, indefinitely;

                    (b) All Other Claims. In the case of all other claims based upon the inaccuracy or breach of a representation or warranty, for a period commencing on the date hereof and ending three years after the Closing Date.

                    No claim for recovery of Indemnifiable Damages arising out of Section 9.1(i) hereof may be asserted by the Indemnitees after the expiration of the applicable time period described in the foregoing Section 9.4(a) and (b); provided, however, that any claim first asserted by the giving of a Notice of Claim within the applicable survival period shall neither be abated nor barred.

                                  ARTICLE X

                                MISCELLANEOUS

     10.1 Further Assurances. Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in the Buyer the Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

     10.2 Benefit and Assignment. This Agreement shall be binding up on and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest; provided, however, that this Agreement may not be assigned by the Sellers or the Shareholder.

     10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

     10.4 Expenses. Except as otherwise herein provided, all expenses incurred in connection with this Agreement or the transactions herein provided for shall be paid by the party incurring such expenses and costs.

     10.5 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the Escrow Agreement, or the breach hereof or thereof, shall be settled by a single arbitrator in arbitration conducted in Grand Rapids, Michigan in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator's decision shall be in writing and shall be final and nonappealable. The arbitrator's authority shall include the ability to render equitable types of relief and, in such event, any court may enter an order enforcing, enjoining and/or compelling such actions as found by the arbitrator. The arbitrator also shall make a determination regarding which party's position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrator shall require the other party to pay the legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action. In the event of multiple arbitrations hereunder, the location of every other arbitration shall be changed to Chicago, Illinois.

     10.6 Notices. All notices, demands, and communications provided for herein or made hereunder shall be delivered or mailed certified mail return receipt requested and postage prepaid or any commercial overnight courier that generates a delivery receipt in the ordinary course of its deliveries, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed:


                    (a)  If to the Buyer:         Autocam Corporation
                                                  4070 East Paris Avenue
                                                  Kentwood, MI 49512
                                                  Attn:  Chief Financial Officer

                    With a copy (which shall
                    not constitute notice) to:    Stuart F. Cheney, Esq.
                                                  Dickinson. Wright, Moon,
                                                  Van Dusen & Freeman
                                                  200 Ottawa Avenue, N.W.
                                                  Suite 900
                                                  Grand Rapids, MI 49503

                    (b) If to the Sellers and/or the Shareholder:

                                                  Edmund C. Laue
                                                  3745 North Kedzie Avenue
                                                  Chicago, IL 60618

                    With a copy (which shall
                    not constitute notice) to:    Francis J. Newton, Jr., Esq.
                                                  Berry Moorman, P.C.
                                                  600 Woodbridge Place
                                                  Detroit, MI 48226-4302

                    (c) If to the Escrow Agent:

                                                  Comerica Bank
                                                  Attn:  Thomas Steele
                                                  99 Monroe Avenue, N.W.
                                                  Suite 500
                                                  Grand Raids, MI 49503

     10.7 Transfer Taxes. The Sellers shall pay all sales and other transfer taxes, resulting from the transactions contemplated by this Agreement.

     10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

     10.10 Amendment, Modification and Waiver. This Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto. Any party may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

     10.11 Entire Agreement. This Agreement, the Exhibits and Schedules attached hereto and the Disclosure Schedule delivered herewith represent the entire agreement of the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the parties to be charged.

     10.12 Third-Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

     10.13 Publicity. The Buyer and the Sellers agree that no publicity announcements or disclosures of any kind concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the mutual consent of the Buyer and the Sellers, except to the extent that disclosure is required or advisable by legal process, securities law or regulation or to accountants, counsel, other professionals and to lenders on a "need to know" basis who similarly agree to maintain the confidentiality of the Agreement and its terms.

     10.14 Bulk Transfer Law Compliance. Subject to the indemnification obligation of Sellers, above, the Buyer and the Sellers agree to waive compliance with the bulk transfer law under the uniform commercial code as adopted by the States of Michigan, Illinois and South Carolina.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                                  BUYER:

                                                  Autocam-Pax, Inc.


                                                  By:  \s\  JOHN C. KENNEDY
                                                     --------------------------
                                                     John C. Kennedy
                                                     Its: President
                                                  Autocam Corporation
                                                  for purposes of paragraph
                                                  8.2(c)and so as to be
                                                  included in the definition
                                                  of  "Buyer" for purposes of
                                                  Article IX



                                                  By: \s\  JOHN C. KENNEDY
                                                      -------------------------
                                                      John C. Kennedy, President

                                            SELLERS:


                                            Hamilton-Pax, Inc.


                                            By:  \s\  EDMUND C. LAUE
                                               --------------------------------
                                                  Edmund C. Laue
                                                  Its: President


                                            Dowagiac Manufacturing Company, Inc.

                                            By:  \s\  EDMUND C. LAUE
                                               --------------------------------
                                                  Edmund C. Laue
                                                  Its: President



                                            EDMUND C. LAUE, SOLE TRUSTEE OF
                                            THE EDMUND CHARLES LAUE TRUST,
                                                  UNDER AGREEMENT DATED
                                                  FEBRUARY 25, 1986, for itself
                                                  and as sole SHAREHOLDER


                                            By: \s\  EDMUND C. LAUE
                                               --------------------------------
                                                 Edmund C. Laue, sole Trustee

                            ASSET PURCHASE AGREEMENT

                                 JUNE 30, 1997


Buyer:

               Autocam-Pax, Inc.

Seller:

               Edmund C. Laue, sole Trustee of the Edmund Charles Trust, under Agreement dated February 25, 1986

               Dowagiac Manufacturing Company, Inc., a Michigan corporation

               Hamilton-Pax, Inc., an Illinois corporation


                                 EXHIBIT 2.3(b)


                              AUTOCAM CORPORATION
                     LETTER OF INTENT - THE HAMILTON GROUP

                               The Hamilton Group

                    Statement of Net Assets to be Purchased

                               September 30, 1996



           Receivables                        $2,273,804  (1),(3)
           Inventories                         1,237,050
           Prepaid expenses and other            163,921  (4)
           Net property, plant and equipment   2,579,243  (2)
                                              ----------

           Total assets to be acquired        $6,254,018


           Trade payables                     $ (493,089) (1)
           Accrued liabilities                  (179,259)
           Deferred compensation                (159,266)
           Accrued bonus                        (131,000)
                                              ----------
                                                 962,614
                                              ----------

           Net assets to be purchased         $5,291,404
                                              ==========



The above amounts were determined by combining the balance sheet information from Hamilton-Pax, Inc. and Dowagiac Manufacturing Company, Inc. as of September 30, 1996 subject to the adjustments described below:

(1) Balances have been reduced by $241,843 representing intercompany receivables and payables.

(2) Balance has been reduced by $117,000 for the exclusion of certain automobiles and the 3745 North Kedzie Avenue building from the net assets to be purchased.

(3) Balance has been reduced by $20,000 for the exclusion of receivable from a former Canadian affiliate.

(4) Excludes unreimbursed deposit referenced by paragraph 2.3(a) of this Agreement and deposit with Geneva Financial Corporation.

                                SELLERS:

                                     THE EDMUND CHARLES LAUE TRUST,
                                     UNDER AGREEMENT DATED FEBRUARY 25, 1986


                                     By:  \s\  EDMUND C. LAUE
                                        ----------------------------
                                          Edmund C. Laue, sole Trustee


                                     DOWAGIAC MANUFACTURING COMPANY,
                                     INC., A MICHIGAN CORPORATION


                                     By:  \s\  EDMUND C. LAUE
                                        ----------------------------
                                           Edmund C. Laue, President


                                     HAMILTON-PAX, INC., AN ILLINOIS
                                     CORPORATION


                                     By:  \s\  EDMUND C. LAUE
                                        -------------------------
                                           Edmund C. Laue, President

                  LIST OF EXHIBITS TO ASSET PURCHASE AGREEMENT




I. Asset Purchase Agreement
   Exhibit 1.1(d)                 Real Estate Legal Description
   Exhibit 1.1(e)                 Equipment
   Exhibit 1.1(f)                 Vehicles
   Exhibit 1.6                    Custom Tooling
   Exhibit 2.2(a)                 Escrow Agreement
   Exhibit 2.2(b)                 Assumption Agreement
   Exhibit 2.3(b)                 Statement of Net Assets To Be Purchased
   Exhibit 2.4                    Purchase Price Allocation
   Exhibit 3.1-A                  Assumed Liabilities
   Exhibit 3.1-B                  Assumed Contracts
   *                              Disclosure Schedule
   *                              Latest Balance Sheet
   Exhibit 6.3                    Employees Covered by Collective
                                  Bargaining Agreement
   Exhibit 6.6.2                  Warranty Deeds (2)
   Exhibit 6.8                    Non-Competition Agreement

   III. Lease Agreement - Chicago